UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2010
Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 West Broad Street Columbus, Ohio	43215

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-224-7141
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously reported, on November 15, 2010, at the Annual Meeting of Shareholders of Lancaster Colony Corporation, an Ohio corporation (the “Company”), the shareholders of the Company, upon the recommendation of the Company’s Board of Directors, approved the Lancaster Colony Corporation Amended and Restated 2005 Stock Plan (the “Amended and Restated 2005 Plan”), primarily for purposes of Section 162(m) of the Internal Revenue Code and to approve certain changes reflected in the Amended and Restated 2005 Plan. In general, the Amended and Restated 2005 Plan amends the Company’s 2005 Stock Plan (the “2005 Plan”) as follows:
•
Incentive Stock Options. The Amended and Restated 2005 Plan clarifies the limit on the number of shares available for incentive stock options under the Amended and Restated 2005 Plan. The 2005 Plan directly tied the incentive stock option share limit to the aggregate number of shares available under the 2005 Plan. The Amended and Restated 2005 Plan clarifies that the number of shares available for incentive stock options is limited to the total 2,000,000 shares available under the Amended and Restated 2005 Plan and that only “employees” (as that term is defined in the Internal Revenue Code) may receive incentive stock options;

•
Post-Termination Exercise of Options. The Amended and Restated 2005 Plan clarifies that, in the case of an award agreement permitting a participant to exercise an option for a specific period of time following certain terminations of service, the option will not extend past its original term, which is consistent with the Company’s practices;

•
Minimum Base Price for Stock Appreciation Rights. The Amended and Restated 2005 Plan clarifies that the base price for stock appreciation rights must be at least equal to the market value per share on the date of grant, which is consistent with the Company’s practices; and

•
Eliminated Redundancy in Change in Control Provisions. The Amended and Restated 2005 Plan eliminates redundant references to “merger” under the change in control provisions, which event is already covered by the defined term “Change in Control.”

The description of the Amended and Restated 2005 Plan provided above is qualified in its entirety by reference to the full text of the Amended and Restated 2005 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

10.1	Lancaster Colony Corporation Amended and Restated 2005 Stock Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation

(Registrant)

Date: November 19, 2010	By:	/s/ John L. Boylan John L. Boylan Treasurer, Vice President, Assistant Secretary, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description	Located at

10.1	Lancaster Colony Corporation Amended and Restated 2005 Stock Plan	Filed herewith